Exhibit 99.1

Exicure, Inc. Announces Receipt of Nasdaq Notice of Non-compliance and Implementation of One-for-Thirty Reverse Stock Split

CHICAGO, IL. – June 29, 2022 - Exicure, Inc. (NASDAQ: XCUR), an early-stage biotechnology company focused on the development of next generation nucleic acid therapies targeting RNA to address both genetic and non-genetic neurological disorders and hair loss disorders, today announced that, following the implementation of a one-for-thirty reverse stock split at 5:00 p.m. EDT today, the Company’s common stock will begin trading on a split-adjusted basis on Nasdaq effective with the open of business tomorrow, Thursday, June 30, 2022. The Company’s common stock will continue to trade under the ticker symbol “XCUR”. The new CUSIP number for the post-reverse split common shares is 30205M 200. The Company is implementing the reverse stock split in an effort to regain compliance with Nasdaq’s minimum bid price requirement of $1.00 per share.

As a result of the reverse stock split, every thirty pre-split shares of common stock outstanding will be automatically combined and converted into one issued and outstanding share of common stock, without any change in the par value per share. No fractional shares of the Company’s common stock will be issued to any stockholders in connection with the reverse stock split. Holders of record will receive a cash payment in lieu of fractional shares.

Stockholders of record will receive information regarding their share ownership from the Company’s transfer agent, American Stock Transfer & Trust Company, LLC. AST can be reached at (877) 248-6417 or (718) 921-8337.

As previously disclosed, on December 30, 2021, Nasdaq notified the Company that it no longer satisfied the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2), as the bid price for the Company's common stock had closed below $1.00 per share for the previous thirty consecutive business days (the "Bid Price Requirement"). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was granted a 180-calendar day compliance period, through June 28, 2022, to regain compliance with the Bid Price Requirement. The Company did not do so within the time provided and, on June 29, 2022, was notified that the Company's securities were subject to delisting unless the Company timely requested a hearing before the Nasdaq Hearings Panel (the “Panel”). The Company plans to timely request a hearing before the Panel, which will stay any further action by Nasdaq at least until the conclusion of the hearing process.

In any event, should the Company evidence compliance with the Bid Price Requirement for the requisite minimum ten-consecutive business day period prior to or following the hearing, the Company will request that Nasdaq issue a compliance determination, in which case the listing matter will be closed.

About Exicure

Exicure, Inc. is an early-stage biotechnology company developing nucleic acid therapies targeting ribonucleic acid against validated targets to neurological disorders and hair loss. The team includes a diverse scientific group with expertise in nucleic acid chemistry, drug development and neuroscience. Headquartered in Chicago, Illinois, the Company conducts its discovery and development efforts in-house with a dedicated 30,000 square foot facility, including rapid and automated high throughput nucleic acid synthesis and screening. For further information, see www.exicuretx.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements in this press release other than statements of historical fact could be deemed forward looking including, but not limited to, statements regarding the Company’s ability to regain compliance with Nasdaq listing rules or standards including its ability to regain compliance with the Bid Price Requirement; the Company’s ability to be granted a hearing or any additional compliance period by Nasdaq; following any such hearing, the Company’s ability to continue to list its common stock on The Nasdaq Capital Market; and the Company’s ability to obtain any relief from delisting as necessary from Nasdaq or ultimately meet any applicable Nasdaq requirements for any such relief. Words such as “plans,” “expects,” “will,” “anticipates,” “continue,” “advance,” “target,” “may,” “intend,” “could,” and other words and terms of similar meaning and expression are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. The forward-looking statements in this press release speak only as of the date of this press release, and the Company undertakes no obligation to update these forward-looking statements. Forward-looking statements are based on management’s current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the risk that the reverse stock split may not have the effect of increasing the trading price of the Company’s common stock and the Company may not be able to regain compliance with Nasdaq continued listing requirements; market and other conditions; and the ongoing geographic, social and economic impact of the ongoing COVID-19 pandemic on the Company’s ability to conduct its business and raise capital in the future when needed. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. For a discussion of other risks and uncertainties, and other important factors, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, see the section titled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 16, 2022, as updated by the Company’s subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and the Company undertakes no duty to update this information or to publicly announce the results of any revisions to any of such statements to reflect future events or developments, except as required by law.

Media Contact:
Karen Sharma
MacDougall
781-235-3060
ksharma@macdougall.bio

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